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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                             -----------------------

                         Date of Report: October 5, 2004

                               OUTLOOK GROUP CORP.
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             (Exact name of registrant as specified in its charter)

         Wisconsin                        000-18815            39-1278569
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(State or other jurisdiction             (Commission        (I.R.S. Employer
of incorporation)                        File Number        Identification No.)

1180 American Drive, Neenah, Wisconsin               54956
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(Address of principal executive offices)             (Zip Code)



               Registrant's telephone number, including area code:
                                 (920) 722-2333
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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))







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Item 8.01. Other Events.

On October 5, 2004, Outlook Group Corp. received $1.2 million in payment of a judgment in favor of Outlook Group relating to a former customer which owed Outlook Group approximately $900,000, plus interest and costs of collection. The obligation was for funds advanced to that customer in fiscal 1994 and in respect of subsequent services. To resolve and settle the matter, Outlook Group accepted the payment as full satisfaction of its judgment.

As a result of non-payment, and delays and substantial uncertainties in collecting any amounts due by the former customer, Outlook Group began to establish substantial reserves against the amounts due from this customer beginning in fiscal 1998, and had fully reserved for this by fiscal 2003. Outlook Group expects that the amount received, net of costs of collection accrued in the current quarter, will be taken into Outlook Group's pre-tax net income in the second quarter of fiscal 2005, ending November 27, 2004.

                                    * * * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 6, 2004                OUTLOOK GROUP CORP.
                                      (Registrant)

                                      By: /s/ Joseph J. Baksha
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                                          Joseph J. Baksha
                                          President and Chief Operating Officer







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